                                                                   EXHIBIT 5.1

                       [Letterhead of Davis & Gilbert LLP]

                                                 December 28, 2001

Isotope Solutions Group, Inc.
700 Stewart Avenue
Garden City, New York 11530

              Re:   Isotope Solutions Group, Inc. 2000 Long-Term Incentive Plan
                    -----------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Isotope Solutions Group, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 1,252,017 shares of Common Stock, par value $0.001 per share (the "Shares"), issuable under the Company's 2000 Long-Term Incentive Plan (the "Plan").

                  We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

                  Based upon and subject to the foregoing, we are of the opinion that when issued by the Company in accordance with the terms and conditions of the Plan and following the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     DAVIS & GILBERT LLP


                                       3